UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2010

Smartmetric, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-118801 (Commission File Number)	05-0543557 (I.R.S. Employer Identification No.)

1150 Kane Concourse, Suite 400 Bay Harbor Islands, FL 33154 (Address of principal executive offices) (zip code)

(305) 495-7190 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01                      Other Events.

On December 7, 2010, Smartmetric, Inc. (the “Company”) filed a complaint in the United States District Court, Central District of California, Case No. CV10-9371 JHN (MANx), against American Express Company alleging patent infringement on the Company’s patent, U.S. Patent 6,792,464.  A copy of the related press release is attached hereto as exhibit 99.1.

This complaint is separate from the earlier complaint filed and amended against Visa and Mastercard in the United States District Court, Central District of California, Case No. 2:10-CV-01864, against MasterCard, Inc. and Visa, Inc. alleging patent infringement on the Company’s patent, U.S. Patent 6,792,464.  That case has proceeded to discovery, and the parties have filed a joint scheduling report with the Court on November 30, 2010.  As previously announced, on March 15, 2010 and amended on July 27, 2010, the Company filed a patent infringement suit  in the United States District Court, Central District of California (the “Court”), Case No. 2:10-cv-01864, naming Visa International and MasterCard Incorporated as defendants infringing on the Company’s United States Patent No. 6,792,464 (the “ ‘464 patent”), “by selling, offering to sell and using contactless card systems, namely, VT’s Paywave and MC’s PayPass, that use data cards that, when passed near to a reader, establish connection to a network (the “Systems”), that infringe, at minimum, claims 1 and 14 of the ‘464 patent.”  As set forth in the recent amendment adding American Express Company as a defendant to the existing complaint, the Company alleges that American Express Company’s actions constitute infringementof the 464 patent.  On September 16, 2010, United States District Court Judge Jacqueline H. Nguyen denied the defendant’s Rule 12(b) motions to dismiss and further directing the parties’ to promptly file a Rule 26(f) Joint Scheduling Order, and on November 10, 2010, the parties’ requested  the Court to approve the parties’ stipulated agreement delaying the date for filing the Rule 26(f) Order due to the fact that one of the two defendants and the Company had commenced settlement discussions.  On November 30, 2010 the parties filed their Rule 26(f) Joint Scheduling Order.  The Company and one of the two defendants are continuing the previously announced settlement discussions.  The Company believes that these discussions will result in an agreement with a single named defendant that Company management can refer to the Company’s Board of Directors for consideration.  However, there can be no assurance that the settlement discussions will result in any agreement or that such agreement, if reached, will be accepted by the Company’s Board of Directors.

Item 9.01                      Financial Statements and Exhibits.

Exhibits

99.1	December 8, 2010 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2010	SMARTMETRIC, INC.

By: /s/ Colin Hendrick
Name: Colin Hendrick
Title: Chief Executive Officer